Exhibit 10.2

ADDENDUM TO ASSIGNMENT OF SECURED SUBORDINATED PROMISSORY NOTE

This Addendum to Assignment of Secured Subordinated Promissory Note (this “Addendum”) is entered into as of January 31, 2007, by and among CEDAR BOULEVARD LEASE FUNDING LLC (“Cedar”), VoIP, Inc., a Delaware corporation (“VoIP”), Caerus, Inc., a Delaware corporation (“Caerus”), Volo Communications, Inc., a Delaware corporation (“Volo”), Caerus Networks, Inc., a Delaware corporation (“Caerus Networks”), Caerus Billing, Inc., a Delaware corporation (“Caerus Billing”), Volo Communications of Arizona, Inc., a Delaware corporation (“Volo Arizona”), Volo Communications of California, Inc., a Delaware corporation (“Volo California”), Volo Communications of Colorado, Inc., a Delaware corporation (“Volo Colorado”), Volo Communications of Connecticut, Inc., a Delaware corporation (“Volo Connecticut”), Volo Communications of Delaware, Inc., a Delaware corporation (“Volo Delaware”), Volo Communications of Florida, Inc., a Delaware corporation (“Volo Florida”), Volo Communications of Georgia, Inc., a Delaware corporation (“Volo Georgia”), Volo Communications of Idaho, Inc., a Delaware corporation (“Volo Idaho”), Volo Communications of Illinois, Inc., a Delaware corporation (“Volo Illinois”), Volo Communications of Indiana, Inc., a Delaware corporation (“Volo Indiana”), Volo Communications of Maryland, Inc., a Delaware corporation (“Volo Maryland”), Volo Communications of Massachusetts, Inc., a Delaware corporation (“Volo Massachusetts”), Volo Communications of Michigan, Inc., a Delaware corporation (“Volo Michigan”), Volo Communications of Nevada, Inc., a Delaware corporation (“Volo Nevada”), Volo Communications of New Hampshire, Inc., a Delaware corporation (“Volo New Hampshire”), Volo Communications of New Jersey, Inc., a Delaware corporation (“Volo New Jersey”), Volo Communications of New York, Inc., a Delaware corporation (“Volo New York”), Volo Communications of North Carolina, Inc., a Delaware corporation (“Volo North Carolina”), Volo Communications of Ohio, Inc., a Delaware corporation (“Volo Ohio”), Volo Communications of Pennsylvania, Inc., a Delaware corporation (“Volo Pennsylvania”), Volo Communications of Rhode Island, Inc., a Delaware corporation (“Volo Rhode Island”), Volo Communications of Texas, Inc., a Delaware corporation (“Volo Texas”), Volo Communications of Vermont, Inc., a Delaware corporation (“Volo Vermont”), Volo Communications of Virginia, Inc., a Delaware corporation (“Volo Virginia”), Volo Communications of Washington, Inc., a Delaware corporation (“Volo Washington”), Volo Communications of Wisconsin, Inc., a Delaware corporation (“Volo Wisconsin”) and Volo Communications of South Carolina, Inc., a Delaware corporation (“Volo South Carolina”, and together with VoIP, Caerus, Volo, Caerus Networks, Caerus Billing, Volo Arizona, Volo California, Volo Colorado, Volo Connecticut, Volo Delaware, Volo Florida, Volo Georgia, Volo Idaho, Volo Illinois, Volo Indiana, Volo Maryland, Volo Massachusetts, Volo Michigan, Volo Nevada, Volo New Hampshire, Volo New Jersey, Volo New York, Volo North Carolina, Volo Ohio, Volo Pennsylvania, Volo Rhode Island, Volo Texas, Volo Vermont, Volo Virginia, Volo Washington and Volo Wisconsin, the “Borrower”), and the parties set forth on the signature pages hereto as subscribers (collectively, the “Buyer”), and is an integral part and supplements the terms and conditions of that certain Assignment of Secured Subordinated Promissory Note issued by Borrower to Cedar on June 1, 2004, in the principal amount of $7,000,000 issued by Borrower to Cedar (the “Debenture”).

NOW, THEREFORE, for good and valuable consideration, Cedar, Borrower and Buyer agree as follows:

1. Purchase and Sale. Subject to the terms and conditions of this Addendum, Buyer agrees to purchase from Cedar and Cedar agrees to sell to Buyer, all outstanding principal, interest and other sums due and owing under the Debenture (the “Assigned Loan”) and all right, title and interest of Cedar as "Lender" under the Debentures and other agreements and instruments identified on Exhibit A hereto (the “Assigned Loan Documents”). The sale, transfer and assignment of the Assigned Loans and Assigned Loan Documents is and shall be without recourse and without any representation or warranty by Cedar of any kind or nature whatsoever, expressed or implied, except only such representations and warranties of Cedar as are expressly and specifically provided in Section 7 of this Addendum. Buyer acknowledges and agrees that Buyer shall have no right to use the name or other business identification of Cedar. Notwithstanding anything to the contrary, Cedar is not selling to Buyer and Buyer is not acquiring any right, title or interest in any payments, cash, cash equivalents or uncashed checks received by Cedar prior to January 31, 2007 and any right, title and interest in any equity securities of the Borrower or its respective affiliates including, but not limited to rights under that certain Amended and Restated Warrant Agreement dated June 1, 2004 by and between Borrower and Cedar; 2. Warrant Agreement dated as of October 1, 2004, by and between Borrower and Cedar granting Cedar the right to Purchase 383,010 shares of Preferred Stock of Borrower, 3. Stock Purchase Warrant dated June 1, 2005 by VOIP, Inc., and 4. Stock Purchase Warrant dated January 5, 2006 by VOIP, Inc. ("Excluded Assets").

2. Consideration. The consideration to be given by Buyer to Cedar for the Assigned Loans and the Assigned Loan Documents shall be $1,600,000.00 (the “Purchase Price”), and Borrower shall pay an additional $200,000 directly to Cedar (the “Borrower Payment”).

3. Closing. The consummation of the sale and purchase pursuant to this Addendum (the “Closing”) is contemplated to occur on or before January 31, 2007 (the “Closing Date”) upon satisfaction of all conditions to Closing. As a condition precedent to the Closing, Buyer agrees to wire transfer to Cedar the Purchase Price on or before the Closing Date and to deliver to Cedar the Buyer’s Closing Items (hereinafter defined), and Borrower agrees to wire transfer to Cedar the Borrower Payment in accordance with wiring instructions set forth in Schedule 1 attached hereto. Upon confirmation of receipt of the Purchase Price and Borrower Payment, Cedar will deliver Cedar’s Closing Documents (hereinafter defined) to Buyer. Cedar may unilaterally terminate this Addendum if either (a) the Borrower Payment is not made by the Closing Date, (b) the Purchase Price is not paid by the Closing Date, or (c) the Closing has not occurred by the Closing Date.

(a) Buyer shall pay the Purchase Price by wire transfer in immediately available United States funds to the following account (the “Seller Account”):

[Wire Instructions]

4. Purchase and Sale.

(a) Effective upon the Closing, and subject to and conditioned upon the terms, covenants, limitations, and conditions contained herein, Cedar hereby sells, transfers, and assigns to Buyer, and Buyer hereby purchases and accepts from Cedar, in each case on and as of the Closing Date, all of Cedar’s right, title and interest, in, to, and under the Assigned Loans and the Assigned Loan Documents, other than any right, title or interest in the Excluded Assets.

(b) Buyer shall assume, at the Closing, all of the obligations of Cedar under or in connection with the Assigned Loans or the Assigned Loan Documents, of every kind or nature whatsoever, existing on the date of Closing or arising thereafter. With the exception of the Borrower Payment, if Cedar receives any payments from the Borrower with respect to the Assigned Loan after January 31, 2007, Cedar will forward those payments to Buyer.

5. Cedar’s Closing Documents. In connection with the Closing, Cedar shall deliver to Buyer, as provided in Section 3, the following documents (collectively “Cedar’s Closing Documents”):

(a) original Note and copies of the Assigned Loan Documents identified on Exhibit A hereto.

(b) An Assignment and Assumption of Assigned Loan Documents, in the form attached hereto as Exhibit B, duly executed by Cedar, assigning and transferring to Buyer all of Cedar’s rights and interests in and to the Assigned Loan Documents, and assumption of the same by Buyer.

(c) Written Notice of Assignment of the Assigned Loans, in the form attached hereto as Exhibit C, duly executed by Cedar instructing Borrower to remit all payments to Buyer or its agents.

(d) Any other documents reasonably required by Buyer to effect the transactions contemplated hereunder.

6. Buyer’s Closing Obligations. In connection with the Closing, Buyer shall deliver to Cedar, the following (collectively “Buyer’s Closing Items”):

(a) The Assignment and Assumption of Assigned Loan Documents, in the form attached hereto as Exhibit B, duly executed by Buyer.

(b) The Acknowledgement, Agreement and Consent, attached as a signature page hereto.

7. Representations and Warranties and Covenants of Cedar. Cedar hereby represents and warrants and covenants to Buyer as follows:

(a) Cedar is a limited liability company duly formed and validly existing under Delaware law.

(b) Cedar has the full power and authority to execute, deliver and perform this Addendum and to enter into and consummate the transactions contemplated by this Addendum. Cedar has duly authorized the execution, delivery and performance of this Addendum, has duly executed and delivered this Addendum and this Addendum constitutes a legal, valid and binding obligation of Cedar, enforceable against Cedar in accordance with its terms.

(c) Cedar has received only one payment from Borrower since January 11, 2007, which payment totaled $250,000 and was made in accordance with Section 1.a.ii of the Waiver and Amendment Agreement dated January 23, 2007 by and among Cedar and certain of the Borrowers (the “Waiver”), pursuant to which Borrowers represented and acknowledged that the total amount due and owing under the Assigned Loan, exclusive of professional fees and other expenses, as of January 11, 2007, was $2,152,580.85. Of the $250,000, $235,000 was applied against principal and interest due and owing under the Assigned Loan Documents.

(d) Cedar is the legal and beneficial owner and holder of the Assigned Loans and Cedar has not pledged, assigned or otherwise previously transferred the Assigned Loans. The Assigned Loan Documents are free and clear of any adverse claims created by Cedar or any liens, encumbrances, etc. whatsoever.

(e) Cedar has not modified or amended the Assigned Loans, except as set forth in the Assigned Loan Documents.

8. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Cedar:

(a) Each Buyer has all requisite power and authority to execute, deliver and perform this Addendum and to enter into and consummate the transactions contemplated by this Addendum. The officer or officers of each Buyer who shall execute and deliver this Addendum have been duly authorized to do so by all requisite action on the part of each Buyer. Each Buyer has duly authorized the execution, delivery and performance of this Addendum, has duly executed and delivered this Addendum and this Addendum constitutes a legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms.

(c) Buyer has made such examination, review and investigation of the Assigned Loan Documents and the Assigned Loan, and of any and all facts and circumstances necessary to evaluate the Assigned Loan Documents and the Assigned Loan it has deemed necessary or appropriate. Except for the representations and warranties specifically and expressly made by Cedar above (a) Buyer has been and will continue to be solely responsible for Buyer’s own independent investigations as to all aspects of the transactions contemplated; and (b) Buyer has not relied upon any expressed or implied, written or oral, representation, warranty or other statement by or on behalf of Cedar concerning any of the, except for such representations and warranties of Cedar as are specifically and expressly provided in this Addendum.

(d) Buyer is acquiring the Assigned Loan and Assigned Loan Documents without any view either to participate in (other than as described in this Addendum), or to sell the Assigned Loan and Assigned Loan Documents in connection with, any public distribution thereof, and Buyer has no intention of making any distribution of the Assigned Loan and Assigned Loan Documents in a manner which would violate applicable securities laws; provided, however, that nothing in this Addendum shall restrict or limit in any way Buyer’s ability and right to dispose of all or part of the Assigned Loan and Assigned Loan Documents in accordance with such laws if at some future time Buyer deems it advisable to do so; and, provided, further, that Buyer and any party acquiring all or any portion of the Assigned Loan and Assigned Loan Documents or any proceeds thereof from Buyer, other than Cedar or Cedar or any successor, must agree in writing with Cedar to be bound (or to continue to be bound) by this Addendum.

9. Representation of Borrower. Borrower hereby represents and acknowledges the absence of any any valid offset, defense, counterclaim or right of rescission as to the Assigned Loan.

10. Taxes. Each party shall be responsible for the payment of all taxes and charges, including sales and transfer taxes and recording taxes, resulting from or payable in connection with Cedar’s assignment of the Assigned Loan and the Assigned Loan Documents for which each party is liable as a matter of law.. No party shall have the obligation to pay taxes due by another party.

11. Borrower’s Release. In consideration of the benefits provided to Borrower under the terms and provisions of this Addendum, Borrower hereby agrees as follows:

(a) Borrower, for itself and on behalf of its respective successors and assigns, does hereby release, acquit and forever discharge Cedar, and the past or present officers, directors, attorneys, affiliates, employees and agents of Cedar, from any and all claims, demands, obligations, liabilities, causes of action, offsets, damages, costs or expenses, of every type, kind or nature, whether known or unknown, suspected or unsuspected, liquidated or unliquidated that Borrower now has or may acquire against any one or more of them, arising out of events or transactions which occurred before its execution of this Addendum (each a “Released Claim” and collectively, the “Released Claims”), including without limitation, those Released Claims arising out of or connected with the transactions arising under or related to the Assigned Loans or Assigned Loan Documents.

(b) Each individual signing this Addendum on behalf of Borrower acknowledges that he or she has read each of the provisions of this section, and has had the opportunity to review the legal consequences of this section with an attorney. Borrower acknowledges and agrees that it is aware of, familiar with, understands, and expressly waives the provisions of Section 1542 of the California Civil Code, and any other similar statute, code, law or regulation to the fullest extent it may waive such rights and benefits. Section 1542 provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

12. Further Assurances.

(a) Effective upon the Closing, Cedar, Borrower and Buyer each hereby covenant and agree to execute and deliver all such documents and instruments, and to take such further actions as may be reasonably necessary or appropriate, from time to time, to carry out the intent and purpose of this Addendum and to consummate the transactions contemplated hereby.

13. Miscellaneous.

(a) Notices. Unless otherwise provided in this Addendum, all notices or demands by any party relating to this Addendum or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Cedar or Buyer, as the case may be, at its addresses set forth below:

If to Cedar:

Cedar Boulevard Lease Funding, LLC
22 South Main St., Suite 1
Topsfield, MA 01983
Attention: Jan Haas

with a copy to:

Winston & Strawn LLP
101 California Street, 39th Floor
San Francisco, California 94111
Attention: John Fredericks

If to Borrower:

VoIP, Inc.
151 South Wymore Road, Suite 3000
Altamonte Springs, Florida 32714
Attention: Robert Staats
Fax Number: (407) 389-3233

With a copy by telecopier only to:

Baratta, Baratta & Aidala LLP
597 Fifth Avenue, 9th Floor
New York, New York 10017
Attention: Joseph A. Baratta, Esq.
Fax Number: (212) 750-8297

If to Buyer: to the names and addresses on the signature pages hereto

With a copy to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: 212-697-3575

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

(b)  No Waiver. No delay or omission by either party hereto in exercising any right or power arising from any default by the other party hereto shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or power arising from any default by the other party hereto. No waiver of any breach of any of the covenants or conditions contained in this Addendum shall be construed to be a waiver of or an acquiescence in or a consent to any previous or subsequent breach of the same or of any other condition or covenant.

(c) No Third Party Beneficiary. This Addendum is made for the sole benefit of Cedar, Borrower and Buyer and their respective successors and permitted assigns, and no other person or persons shall have any rights or remedies under or by reason of this Addendum or any right to the exercise of any right or power of either party hereto or arising from any default by either party hereto.

(d) Attorney Fees and Costs. In the event any legal action is undertaken in order to enforce or interpret any provision of this Addendum, the prevailing party in such legal action, as determined by the court, shall be entitled to receive from the other party the prevailing party’s reasonable attorneys’ fees and court costs.

(e) Time of Essence. Time is hereby declared to be of the essence of this Addendum and of every part hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa.

(f) No Assignment to Third Party. Prior to Closing, this Addendum shall not be assigned by either party without the written consent of the other party, which consent may be withheld in such other party’s sole discretion.

(g) Integration; Entire Agreement. This Addendum and any documents executed in connection herewith or pursuant hereto constitute the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings, and may not be terminated, modified or amended in any way except by a written agreement signed by each of the parties hereto.

(h) Counterparts. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same document.

(i) Legal Effect. The Assigned Loan Documents remain in full force and effect. If any provision of this Addendum conflicts with applicable law, such provision shall be deemed severed from this Addendum, and the balance of this Addendum shall remain in full force and effect.

(j) Choice of Law and Venue; Jury Trial Waiver. This Addendum shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. CEDAR, BORROWER AND BUYER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS ADDENDUM OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Addendum or any of the transactions contemplated herein will be finally settled by binding arbitration in New York, New York in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply New York law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

(k) Cedar, Borrower and Buyer shall each bear their own expenses, including legal fees, incident to the negotiation and preparation of this Addendum and the consummation of the transaction contemplated thereby. Nothing contained herein, however, shall be construed as Cedar’s waiver any rights or remedies Cedar may have against Borrower with respect to reimbursement of Cedar’s expenses, including legal fees, in the event that the transaction contemplated under this Addendum is not accomplished.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF the undersigned have executed this Addendum as of the first date above written.

BUYERS

SUBSCRIBERS	AMOUNT OF SUBSCRIPTION	PRINCIPAL AMOUNT

ALPHA CAPITAL ANSTALT By:_____________________________________ Name: Title: Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$297,076.00	$356,156.73

WHALEHAVEN CAPITAL FUND LIMITED By:_____________________________________ Name: Title: 3rd Floor, 14 Par-Laville Road Hamilton, Bermuda HM08 Fax: (441) 292-1373	$249,102.00	$298,523.84

ELLIS INTERNATIONAL LTD. By:_____________________________________ Name: Title: 53rd Street Urbanizacion Obarrio Swiss Tower, 16th Floor, Panama Republic of Panama Fax: (516) 887-8990	$249,102.00	$298,523.84

BRISTOL INVESTMENT FUND, LTD. By:____________________________________ Name: Title: c/o Caledonian Fund Services Limited 69 Dr. Roy’s Drive George Town, Grand Cayman Cayman Islands Fax: (310) 696-0334	$287,400.00	$344,420.16

CHESTNUT RIDGE PARTNERS LP By:____________________________________ Name: Title: 50 Tice Boulevard Woodcliff Lake, NJ 07677 Fax: (201) 802-9450	$114,960.00	$137,768.06

CENTURION MICROCAP, L.P. By:______________________________________ Name: Title: 3014 Avenue L Brooklyn, NY 11210 Fax: (718) 228-9570	$191,600.00	$229,613.44

PLATINUM LONG TERM GROWTH II INC. By:____________________________________ Name: Title: 152 West 57th Street New York, New York 10019 Attn: Mark Nordlicht Fax: (212)	$95,800.00	$114,806.72

DOUBLE U MASTER FUND L.P. By:_____________________________________ Name: Title: P. O. Box 972 Harbour House Roadtown, Tortola, BVI Fax: (284) 494-4770	$114,960.00	$137,768.06
TOTAL	$1,600,000.00	$1,917,580.85

CEDAR BOULEVARD LEASE FUNDING LLC

By: ________________________________________

Title: ______________________________________

VOIP, INC.

By: ________________________________________

Title: _______________________________________

[Signature Page to Addendum to Assignment of Secured Subordinated Promissory Note, etc.]

ACKNOWLEDGEMENT, AGREEMENT AND CONSENT

The undersigned hereby consents to the foregoing Addendum to Assignment of Secured Subordinated Promissory Note. .

VOIP, INC., ON BEHALF OF ITSELF AND ALL OF ITS SUBSIDIARIES

By: ______________________________________

Name: ____________________________________

Its: _______________________________________

[Signature Page to Addendum to Assignment of Secured Subordinated Promissory Note, etc.
Acknowledgement, Agreement and Consent]

SCHEDULE 1

[Purchase Price; Wiring Instructions]

Purchase Price:

Cedar Boulevard Lease Funding LLC:	$1,600,000

Wiring Instructions: [Wire instructions]

Exhibit A

Assigned Loan Documents

Exhibit B
[Assignment and Assumption of Assigned Loan Documents]

ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS

THIS ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS is entered into as of January 31, 2007, by and between CEDAR BOULEVARD LEASE FUNDING LLC, LTD. (collectively, “Assignor”), and ALPHA CAPITAL ANSTALT, WHALEHAVEN CAPITAL FUND LIMITED, ELLIS INTERNATIONAL LTD., BRISTOL INVESTMENT FUND, LTD., CHESTNUT RIDGE PARTNERS LP, CENTURION MICROCAP, L.P., PLATINUM LONG TERM GROWTH II INC., DOUBLE U MASTER FUND L.P. (each an “Assignee”), with reference to the following facts:

A. Pursuant to that certain Addendum to Assignment of Secured Subordinated Promissory Note dated of even date herewith by and between Assignor, as Seller, and Assignee, as Buyer (the “Sale Agreement”), Assignee agreed to acquire a loan made by Seller to the parties listed in the Sale Agreement as Borrowers (“Borrower”) which is evidenced by the Assigned Loan Documents (as defined in the Sale Agreement).

B. This Assignment and Assumption is intended to reflect the assignment by Assignor to Assignee of the Assigned Loan Documents relating to the Assigned Loans, as those terms are defined in the Sale Agreement and the assumption by Assignee of all obligations of Assignor with respect thereto, arising on and after the date hereof.

NOW, THEREFORE, in order to carry out the provisions of the Sale Agreement, Assignor hereby assigns to Assignee, without representation or warranty of any kind or nature whatsoever, expressed or implied (except as specifically provided in Section 7 of the Sale Agreement) and without recourse, all of Assignor’s right, title and interest in and to the Assigned Loan Documents relating to the Assigned Loans, as those terms are defined in the Sale Agreement, and Assignee hereby agrees to assume all of Assignor’s remaining obligations, if any, with respect to the Assigned Loans which arise on and after the date of this Assignment. Assignor hereby authorizes Assignee to file any financing statements necessary to evidence this assignment.

“ASSIGNOR” CEDAR BOULEVARD LEASE FUNDING LLC
By: Its: Name:

ASSIGNEES

SUBSCRIBERS	AMOUNT OF SUBSCRIPTION	PRINCIPAL AMOUNT

ALPHA CAPITAL ANSTALT By: ___________________________ Name: Title: Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$297,076.00	$356,156.73

WHALEHAVEN CAPITAL FUND LIMITED By: __________________________ Name: Title: 3rd Floor, 14 Par-Laville Road Hamilton, Bermuda HM08 Fax: (441) 292-1373	$249,102.00	$298,523.84

ELLIS INTERNATIONAL LTD. By: __________________________ Name: Title: 53rd Street Urbanizacion Obarrio Swiss Tower, 16th Floor, Panama Republic of Panama Fax: (516) 887-8990	$249,102.00	$298,523.84

BRISTOL INVESTMENT FUND, LTD. By: __________________________ Name: Title: c/o Caledonian Fund Services Limited 69 Dr. Roy’s Drive George Town, Grand Cayman Cayman Islands Fax: (310) 696-0334	$287,400.00	$344,420.16

CHESTNUT RIDGE PARTNERS LP By: ________________________ Name: Title: 50 Tice Boulevard Woodcliff Lake, NJ 07677 Fax: (201) 802-9450	$114,960.00	$137,768.06

CENTURION MICROCAP, L.P. By: __________________________ Name: Title: 3014 Avenue L Brooklyn, NY 11210 Fax: (718) 228-9570	$191,600.00	$229,613.44

PLATINUM LONG TERM GROWTH II INC. By: __________________________ Name: Title: 152 West 57th Street New York, New York 10019 Attn: Mark Nordlicht Fax: (212)	$95,800.00	$114,806.72

DOUBLE U MASTER FUND L.P. By: __________________________ Name: Title: P. O. Box 972 Harbour House Roadtown, Tortola, BVI Fax: (284) 494-4770	$114,960.00	$137,768.06

TOTAL	$1,600,000.00	$1,917,580.85

Exhibit C
[Notice of Assignment of Obligations]

Cedar Boulevard Lease Funding LLC

January 31, 2007

VOIP, INC. and subsidiaries

________________________
________________________

Attention: Chief Financial Officer

Re: Notice of Assignment of Obligations

Dear Sirs:

You are hereby notified that on January 31, 2007, Cedar Boulevard Lease Funding LLC (“Assignor”) assigned and transferred to the parties below (“Assignee”), for good and valuable consideration, the Assigned Loan Documents described in that certain Addendum to Assignment of Secured Subordinated Promissory Note, dated January 31, 2007, by and between Assignor and Assignee as of the date hereof.

Please direct future correspondence and payments to the Assignee at the following address:

ALPHA CAPITAL ANSTALT By: __________________________________ Name: Title: Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	WHALEHAVEN CAPITAL FUND LIMITED By: _________________________________ Name: Title: 3rd Floor, 14 Par-Laville Road Hamilton, Bermuda HM08 Fax: (441) 292-1373

ELLIS INTERNATIONAL LTD. By: __________________________________ Name: Title: 53rd Street Urbanizacion Obarrio Swiss Tower, 16th Floor, Panama Republic of Panama Fax: (516) 887-8990	BRISTOL INVESTMENT FUND, LTD. By: _________________________________ Name: Title: c/o Caledonian Fund Services Limited 69 Dr. Roy’s Drive George Town, Grand Cayman Cayman Islands Fax: (310) 696-0334

CHESTNUT RIDGE PARTNERS LP By: ________________________________ Name: Title: 50 Tice Boulevard Woodcliff Lake, NJ 07677 Fax: (201) 802-9450	CENTURION MICROCAP, L.P. By: ____________________________________ Name: Title: 3014 Avenue L Brooklyn, NY 11210 Fax: (718) 228-9570

PLATINUM LONG TERM GROWTH II INC. By: _________________________________ Name: Title: 152 West 57th Street New York, New York 10019 Attn: Mark Nordlicht Fax: (212)	DOUBLE U MASTER FUND L.P. By: _________________________________ Name: Title: P. O. Box 972 Harbour House Roadtown, Tortola, BVI Fax: (284) 494-4770

Please contact the undersigned should you have any questions, and we thank you for your cooperation.

Sincerely,

CEDAR BOULEVARD LEASE FUNDING LLC

By: _____________________________________
Name: ___________________________________
Title: ____________________________________